Exhibit 3.52

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LAKE COGEN, LTD.

(Insert name currently on file with Florida Dept. of State)

Pursuant to the provisions of section 620.109, Florida Statutes, this Florida limited partnership, whose certificate was filed with the Florida Dept. of State on March 13, 1981, adopts the following certificate of amendment to its certificate of limited partnership.

FIRST: Amendment(s): (indicate article number(s) being amended, added, or deleted)

“3. The name and business address of the general partner is NCP Lake Power LLC, (f/k/a NCP Lake Power Incorporated), c/o ArcLight Capital Holdings, LLC, 200 Clarendon Street, 55th floor, Boston, MA 02117.”

SECOND: This certificate of amendment shall be effective at the time of its filing with the Florida Department of State.

THIRD: Signature(s)	NCP Lake Power Incorporated
Signature of current general partner	By:	NCP Lake Power LLC
its successor by conversion

		By:	/s/ Daniel R. Revers
Signature(s) of new general partner(s), if applicable:			Daniel R. Revers, President

NCP Lake Power LLC
(f/k/a NCP Lake Power Incorporated)

	By:	/s/ Daniel R. Revers
Daniel R. Revers, President